Exhibit 23.6

October 29, 2019

I-MAB (the “Company”)

Suite 802, West Tower, OmniVision, 88 Shangke Road

Pudong District, Shanghai 201210

People’s Republic of China

+(86) 21 6057 8000

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on October 29, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Pamela M. Klein
Name: Pamela M. Klein